Exhibit 99.1

INDUSTRIAL
INCOME TRUST®
Denver Distribution Center

Third Quarter 2014

Supplemental Reporting Package

September 30, 2014

Table of Contents

The following supplements Industrial Income Trust Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2014, which is available at www.industrialincome.com. As used herein, the terms “IIT,” the “Company,” “we,” “our,” or “us” refer to Industrial Income Trust Inc.

Overview	2

Quarterly Highlights	3

Consolidated Statements of Operations	4

Consolidated Balance Sheets	5

Consolidated Statements of Cash Flows	6

Funds from Operations	7

Selected Financial Data	8

Portfolio Overview	9

Lease Expirations & Top Customers	11

Development Overview	12

Debt	13

Definitions	14

This supplemental information contains forward-looking statements that are based on IIT’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the failure of acquisitions to perform as IIT expects, IIT’s ability to successfully integrate acquired properties and operations and otherwise execute on its investment strategy, the availability of affordable financing, the availability of cash flows from operating activities for distributions and capital expenditures and those risks set forth in the “Risk Factors” section of IIT’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended or supplemented by the Company’s other filings with the SEC. Any of these statements could prove to be inaccurate, and actual events or IIT’s investments and results of operations could differ materially from those expressed or implied. To the extent that IIT’s assumptions differ from actual results, IIT’s ability to meet such forward-looking statements, including its ability to consummate additional acquisitions and financings, to invest in a diversified portfolio of quality real estate investments, and to generate attractive returns for investors, may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. IIT cannot assure you that it will attain its investment objectives.

The large photo on the cover page is of Denver Distribution Center, which consists of one building totaling 554,000 square feet located in the Denver market.

Third Quarter 2014 Supplemental Reporting Package	Page 1

Overview

IIT is a leading, national industrial real estate investment trust that selectively acquires, develops, and operates high-quality distribution warehouses located in key U.S. logistics centers serving corporate customers. IIT’s core strategy has been to build a national platform of institutional quality industrial properties by targeting markets that have high barriers to entry, proximity to a large demographic base, and/or access to major distribution infrastructure. IIT acquired its first building in June 2010.

As of September 30, 2014, IIT owned and managed a consolidated portfolio that included 283 industrial buildings totaling approximately 57.6 million square feet in 19 major industrial markets throughout the U.S. with 544 customers that had a weighted-average remaining lease term (based on square feet) of 5.4 years. Of the 283 industrial buildings we owned and managed as of September 30, 2014:

•	277 industrial buildings totaling approximately 55.4 million square feet comprised our operating portfolio, which was 91% occupied (94% leased).

•	6 industrial buildings totaling approximately 2.2 million square feet comprised our development portfolio.

Public Earnings Call

We will host a public conference call on Monday, November 24, 2014 to review quarterly operating and financial results for the quarter ended September 30, 2014. Dwight Merriman, Chief Executive Officer, and Tom McGonagle, Chief Financial Officer, will present operating and financial data and discuss the Company’s corporate strategy and acquisition and development activity. The conference call will take place at 2:15 p.m. MST and can be accessed by dialing (800) 728-2056. To access a replay of the call, contact Dividend Capital at (866) 324-7348.

Contact Information

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Attn: Thomas G. McGonagle, Chief Financial Officer

Third Quarter 2014 Supplemental Reporting Package	Page 2

Quarterly Highlights

The following is an overview of our financial and operating results for the quarter ended September 30, 2014:

•	As of September 30, 2014, we had 283 consolidated buildings aggregating 57.6 million square feet, as compared to 293 consolidated buildings aggregating 56.5 million square feet as of September 30, 2013.

•	During the third quarter of 2014, we acquired two buildings totaling 1.3 million square feet for a purchase price of approximately $87.7 million in the Southern California and Baltimore / D.C. markets.

•	As of September 30, 2014, our aggregate gross investment in properties was approximately $3.8 billion.

•	During the quarter ended September 30, 2014, we leased approximately 1.9 million square feet, which included 1.0 million square feet of new leases and expansions, and 0.9 million square feet of renewals and future leases. Future leases represent new leases for units that are entered into while the units are occupied by the current customer. Since January 2013, we have leased over 14 million square feet in approximately 250 transactions.

•	Our net operating income(1) was $57.0 million for the quarter ended September 30, 2014, an increase of 18.2% over net operating income of $48.3 million for the same period in 2013.

•	Our same store net operating income(1) was $44.9 million for the quarter ended September 30, 2014, an increase of 2.8% over same store net operating income of $43.7 million for the same period in 2013.

•	Our net loss was $3.2 million, or $0.02 per share, for the quarter ended September 30, 2014, as compared to net income of $14.1 million, or $0.07 per share, for the same period in 2013. These results include: (i) non-recurring acquisition and strategic transaction expenses of $2.2 million for the quarter ended September 30, 2014, and $10.0 million for the same period in 2013 and (ii) gain on acquisition of joint venture of $26.5 million for the quarter ended September 30, 2013. There was no such gain for the quarter ended September 30, 2014.

•	We had Company-defined Funds from Operations (“Company-Defined FFO”)(2) of $32.8 million, or $0.16 per share, for the quarter ended September 30, 2014, as compared to $30.8 million, or $0.15 per share, for the same period in 2013.

Our operating results for the quarters ended September 30, 2014 and 2013 are not directly comparable, as we were in the acquisition phase of our life cycle during much of 2013, and as such, the results of our operations were significantly impacted by the timing of our acquisitions and the equity raised through our public offerings.

(1)	See “Selected Financial Data” for additional information regarding net operating income and same store net operating income, as well as “Definitions” for a reconciliation of net operating income to GAAP net income (loss).
(2)	See “Funds from Operations” for a reconciliation of GAAP net income (loss) to Company-defined FFO, as well as “Definitions” for additional information.

Third Quarter 2014 Supplemental Reporting Package	Page 3

Consolidated Statements of Operations

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
(in thousands, except per share data)	2014	2013	2014	2013
Revenues:
Rental revenues	$76,530	$65,098	$234,933	$171,654

Total revenues	76,530	65,098	234,933	171,654

Operating expenses:
Rental expenses	19,494	16,843	62,146	43,641
Real estate-related depreciation and amortization	33,868	31,025	106,728	84,909
General and administrative expenses	1,467	1,661	5,151	5,114
Asset management fees, related party	7,393	6,077	22,029	15,831
Acquisition expenses, related party	1,690	5,627	3,432	10,961
Acquisition and strategic transaction expenses	465	4,347	819	12,315

Total operating expenses	64,377	65,580	200,305	172,771

Operating income (loss)	12,153	(482)	34,628	(1,117)

Other (expenses) income:
Equity in loss of unconsolidated joint ventures	(9)	(1,349)	(39)	(2,805)
Interest expense and other	(15,319)	(12,488)	(46,629)	(35,526)
Gain on disposition of real estate properties	-	-	24,471	-
Gain on acquisition of joint venture	-	26,481	-	26,481
Incentive fee from acquisition of joint venture	-	1,985	-	1,985

Total other (expenses) income	(15,328)	14,629	(22,197)	(9,865)

Net (loss) income	(3,175)	14,147	12,431	(10,982)
Net (loss) income attributable to noncontrolling interests	-	-	-	-

Net (loss) income attributable to common stockholders	$(3,175)	$14,147	$12,431	$(10,982)

Weighted-average shares outstanding	210,542	203,024	209,374	170,474

Net (loss) income per common share - basic and diluted	$(0.02)	$0.07	$0.06	$(0.06)

Third Quarter 2014 Supplemental Reporting Package	Page 4

Consolidated Balance Sheets

(in thousands)	September 30, 2014	December 31, 2013
ASSETS
Net investment in real estate properties	$3,520,401	$3,499,570
Investment in unconsolidated joint ventures	8,207	8,066
Cash and cash equivalents	11,161	18,358
Restricted cash	4,094	2,813
Straight-line rent receivable	39,469	28,614
Tenant receivables, net	3,443	5,497
Notes receivable	3,612	3,612
Deferred financing costs, net	9,847	11,543
Deferred acquisition costs	18,220	25,390
Other assets	9,971	10,601

Total assets	$3,628,425	$3,614,064

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$30,406	$29,092
Tenant prepaids and security deposits	39,497	44,719
Accrued capital	15,221	6,697
Intangible lease liability, net	27,161	31,858
Debt	1,945,897	1,876,631
Distributions payable	32,896	32,301
Other liabilities	1,242	684

Total liabilities	2,092,320	2,021,982
Total stockholders’ equity	1,536,104	1,592,081
Noncontrolling interests	1	1

Total liabilities and equity	$3,628,425	$3,614,064

Shares outstanding	210,254	206,743

Third Quarter 2014 Supplemental Reporting Package	Page 5

Consolidated Statements of Cash Flows

	For the Nine Months
	Ended September 30,
($ in thousands)	2014	2013
Operating activities:
Net income (loss)	$12,431	$(10,982)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Real estate-related depreciation and amortization	106,728	84,909
Equity in loss of unconsolidated joint ventures	39	2,805
Gain on disposition of real estate properties	(24,471)	-
Gain on acquisition of joint venture	-	(26,481)
Incentive fee from acquisition of joint venture	-	(1,985)
Straight-line rent and amortization of above- and below-market leases	(9,715)	(8,562)
Other	1,692	1,665
Changes in operating assets and liabilities	(5,578)	13,358

Net cash provided by operating activities	81,126	54,727

Investing activities:
Real estate acquisitions	(116,826)	(815,634)
Acquisition of joint venture	-	(126,010)
Acquisition deposits	(17,220)	(28,367)
Capital expenditures and development activities	(84,697)	(55,098)
Investment in unconsolidated joint ventures	(181)	(19,802)
Distributions from unconsolidated joint ventures	-	3,754
Proceeds from disposition of real estate properties	125,310	-
Other	-	(247)

Net cash used in investing activities	(93,614)	(1,041,404)

Financing activities:
Proceeds from issuance of mortgage notes	17,500	-
Repayments of mortgage notes	(4,964)	(9,975)
Proceeds from issuance of term loan	-	300,000
Proceeds from lines of credit	165,000	705,000
Repayments of lines of credit	(107,000)	(610,000)
Proceeds from issuance of common stock	-	721,768
Offering costs for issuance of common stock	(908)	(69,781)
Distributions paid to common stockholders	(48,941)	(35,793)
Redemptions of common stock	(14,814)	(9,592)
Other	(582)	(1,849)

Net cash provided by financing activities	5,291	989,778

Net (decrease) increase in cash and cash equivalents	(7,197)	3,101
Cash and cash equivalents, at beginning of period	18,358	24,550

Cash and cash equivalents, at end of period	$11,161	$27,651

Third Quarter 2014 Supplemental Reporting Package	Page 6

Funds from Operations (1)

Our third quarter 2014 Company-defined FFO was $0.16 per share, as compared to $0.15 per share for the third quarter 2013. There can be no assurances that the current level of Company-defined FFO will be maintained.

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
(in thousands, except per share data)	2014	2013	2014	2013
Net (loss) income	$(3,175)	$14,147	$12,431	$(10,982)

Net (loss) income per common share	$(0.02)	$0.07	$0.06	$(0.06)

Reconciliation of net (loss) income to FFO:
Net (loss) income	$(3,175)	$14,147	$12,431	$(10,982)
Add (deduct) NAREIT-defined adjustments:
Real estate-related depreciation and amortization	33,868	31,025	106,728	84,909
Real estate-related depreciation and amortization of unconsolidated joint ventures	-	1,310	9	4,468
Gain on acquisition of joint venture	-	(26,481)	-	(26,481)
Gain on disposition of real estate properties	-	-	(24,471)	-

FFO	$30,693	$20,001	$94,697	$51,914

FFO per common share	$0.15	$0.10	$0.45	$0.30

Reconciliation of FFO to Company-defined FFO:
FFO	$30,693	$20,001	$94,697	$51,914
Add (deduct) Company-defined adjustments:
Acquisition and strategic transaction costs	2,155	9,974	4,251	23,276
Acquisition costs of unconsolidated joint ventures	-	784	-	863

Company-defined FFO	$32,848	$30,759	$98,948	$76,053

Company-defined FFO per common share	$0.16	$0.15	$0.47	$0.45

Weighted-average shares outstanding	210,542	203,024	209,374	170,474

(1)	See “Definitions” for additional information regarding Funds from Operations (“FFO”) and Company-defined FFO.

Third Quarter 2014 Supplemental Reporting Package	Page 7

Selected Financial Data

The following table presents selected consolidated financial information, which has been derived from our consolidated financial statements. The information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, and as such, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. The same store operating portfolio for the three months ended September 30, 2014 and 2013 included 226 buildings owned as of July 1, 2013, and represented 73% of total rentable square feet or 79% of total revenues as of September 30, 2014. The same store operating portfolio for the nine months ended September 30, 2014 and 2013 included 171 buildings owned as of January 1, 2013, and represented 58% of total rentable square feet or 62% of total revenues as of September 30, 2014.

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
($ in thousands, except per share data)	2014	2013	2014	2013
Operating data:
Rental revenues from same store operating properties(1)	$60,240	$59,216	$145,621	$141,087
Rental revenues from other properties(1)	16,290	5,882	89,312	30,567

Total rental revenues	76,530	65,098	234,933	171,654

Rental expenses from same store operating properties(1)	15,300	15,512	38,457	35,983
Rental expenses from other properties(1)	4,194	1,331	23,689	7,658

Total rental expenses	19,494	16,843	62,146	43,641

NOI from same store operating properties	44,940	43,704	107,164	105,104
NOI from other properties	12,096	4,551	65,623	22,909

Total NOI (2)	$57,036	$48,255	$172,787	$128,013

Less straight-line rents	$(3,197)	$(5,377)	$(12,247)	$(11,307)
Plus amortization of above market leases, net	457	870	2,532	2,745

Cash NOI (2)	$54,296	$43,748	$163,072	$119,451

Adjusted EBITDA (3)	$48,273	$44,223	$146,045	$114,571

Distributions:
Total distributions declared	$32,896	$31,725	$98,131	$79,803
Distributions declared per common share	$0.15625	$0.15625	$0.46875	$0.46875

Cash flow data:
Net cash provided by operating activities	$30,322	$10,349	$81,126	$54,727
Net cash used in by investing activities	$(52,381)	$(477,736)	$(93,614)	$(1,041,404)
Net cash provided by financing activities	$26,244	$472,544	$5,291	$989,778

Capital expenditures:
Development activity	$17,060	$24,526	$50,947	$41,234
Tenant improvements and leasing commissions	11,518	3,274	24,643	11,772
Property maintenance and improvements	4,858	129	9,107	2,092

Total capital expenditures	$33,436	$27,929	$84,697	$55,098

(1)	See “Definitions” for additional information regarding “same store operating properties” and “other properties.”
(2)	See “Definitions” for a reconciliation of net operating income to GAAP net income (loss) and for a reconciliation of cash net operating income to GAAP net income (loss).
(3)	See “Definitions” for a reconciliation of adjusted EBITDA to GAAP net income (loss).

Third Quarter 2014 Supplemental Reporting Package	Page 8

Portfolio Overview

Our portfolio consists primarily of institutional quality, functional industrial buildings with generic features designed for operating flexibility and for high acceptance by a wide range of customers. As of September 30, 2014, the weighted-average age of our buildings (based on square feet) was 13.6 years.

Portfolio Data

	As of
	September 30,	December 31,	September 30,
(square feet in thousands)	2014	2013	2013
Number of consolidated buildings	283	296	293
Number of unconsolidated buildings	2	1	-

Total number of buildings	285	297	293

Rentable square feet of consolidated buildings	57,640	57,230	56,532
Rentable square feet of unconsolidated buildings	710	180	-

Total rentable square feet	58,350	57,410	56,532

Total number of customers(1)	544	553	550

Percent occupied of operating portfolio(1)	91%	94%	94%
Percent occupied of total portfolio(1)	88%	91%	91%

Percent leased of operating portfolio(1)	94%	95%	94%
Percent leased of total portfolio(1)	90%	93%	92%

Markets by Total Rentable Square Feet

as of September 30, 2014

(1)	Represents our consolidated portfolio.

Third Quarter 2014 Supplemental Reporting Package	Page 9

Portfolio Overview

As of September 30, 2014, we owned and managed a well-diversified industrial portfolio located in 19 major industrial markets throughout the U.S. Approximately 72% (based on square feet) and 73% (based on annual base rent) of our total portfolio was located in our top-tier industrial markets(1).

						Percent
	Number	Rentable				of Total
	of	Square	Occupied	Leased	Annualized	Annualized
($ and square feet in thousands)	Buildings	Feet	Rate	Rate	Base Rent	Base Rent
Operating Properties:
Atlanta	19	4,905	86.3%	92.4%	$14,258	6.0%
Austin	7	748	97.4	97.4	4,308	1.8
Baltimore / D.C.	25	4,999	96.2	99.8	23,329	9.9
Chicago	19	3,967	94.2	98.7	15,966	6.8
Dallas	23	3,218	94.8	94.8	13,318	5.7
Denver	1	554	100.0	100.0	3,348	1.4
Houston	27	2,803	89.3	89.8	12,564	5.3
Indianapolis	7	2,698	96.5	96.5	11,542	4.9
Memphis	6	2,176	93.9	93.9	5,524	2.3
Nashville	6	2,531	100.0	100.0	8,898	3.8
New Jersey	17	2,728	82.6	84.7	12,734	5.4
Pennsylvania	29	5,248	96.4	96.7	22,803	9.7
Phoenix	17	4,646	83.4	83.4	20,832	8.8
Portland	8	948	90.5	90.5	3,522	1.5
Salt Lake City	4	1,140	100.0	100.0	5,588	2.4
San Francisco Bay Area	8	1,171	94.7	94.7	6,699	2.8
Seattle / Tacoma	10	1,950	96.5	100.0	10,535	4.5
South Florida	21	1,793	97.5	97.9	12,152	5.2
Southern California	23	7,223	81.7	88.9	27,518	11.7

Total Operating Properties	277	55,446	91.3	93.7	235,438	99.9

Development Properties:
Houston	3	537	7.1	7.1	207	0.1
Salt Lake City	1	416	-	-	-	-
Southern California	2	1,241	-	-	-	-

Total Development Properties	6	2,194	1.7	1.7	207	0.1

Total Portfolio	283	57,640	87.9%	90.2%	$235,645	100.0%

(1)	Our top-tier industrial markets include: Atlanta, Baltimore / D.C., Chicago, Dallas, Houston, New Jersey, Pennsylvania, San Francisco Bay Area, Seattle / Tacoma, South Florida and Southern California.

Third Quarter 2014 Supplemental Reporting Package	Page 10

Lease Expirations & Top Customers

As of September 30, 2014, our consolidated real estate portfolio consisted of 283 industrial buildings occupied by 544 customers with 585 leases and a weighted-average remaining lease term (based on square feet) of 5.4 years.

Lease Expirations

During the third quarter of 2014, we leased approximately 1.9 million square feet, which included 1.0 million square feet of new leases and expansions and 0.9 million square feet of renewals and future leases. Future leases represent new leases for units that are entered into while the units are occupied by the current customer. Expansions represented approximately 1.7% of the total leasing activity for the quarter ended September 30, 2014. Approximately 75% of our total occupied square feet is scheduled to expire in 2017 or later.

			Percent		Percent
	Number		of Total		of Total
	of	Occupied	Occupied	Annualized	Annualized
($ and square feet in thousands)	Leases	Square Feet	Square Feet	Base Rent	Base Rent
Remainder of 2014(1)	22	1,226	2.4%	$7,216	3.1%
2015	105	5,164	10.2	25,203	10.7
2016	100	6,051	12.0	28,374	12.0
2017	104	5,616	11.1	24,985	10.6
2018	74	7,965	15.7	35,018	14.9
2019	61	5,813	11.5	28,264	12.0
2020	31	3,243	6.4	15,110	6.4
2021	25	3,172	6.3	17,383	7.4
2022	19	3,910	7.7	17,898	7.6
2023	12	1,226	2.4	4,753	2.0
Thereafter	32	7,259	14.3	31,441	13.3

Total occupied	585	50,645	100.0%	$235,645	100.0%

Customers

Of the 544 customers as of September 30, 2014, there were no customers that individually represented more than 10% of total annualized base rent or total occupied square feet. The following table reflects our 10 largest customers, based on annualized base rent, which occupied a combined 11.4 million square feet as of September 30, 2014:

	Percent of Total	Percent of Total
	Annualized	Occupied
Customer	Base Rent	Square Feet
Amazon.com, LLC	5.8%	4.9%
Home Depot USA INC.	3.6	3.8
Hanesbrands, Inc.	2.6	2.6
CEVA Logistics U.S.	2.3	2.8
Belkin International	2.3	1.6
Harbor Freight Tools	2.1	2.5
U.S. Government	1.6	1.0
GlaxoSmithKlein	1.4	1.2
United Natural Foods, Inc.	1.4	1.1
FedEx	1.2	1.0

Total	24.3%	22.5%

(1)	Includes month-to-month leases.

Third Quarter 2014 Supplemental Reporting Package	Page 11

Development Overview

Development Overview

The following summarizes our development portfolio and projects under development as of September 30, 2014:

		Number	Rentable		Cumulative
($ and square		of	Square	Percent	Costs	Projected	Completion	Percent	Percent
feet in thousands)	Market	Buildings	Feet(1)	Owned	Incurred(2)	Investment	Date(3)	Occupied	Leased
Development Portfolio(4)
Imperial DC	Houston	1	328	100%	$19,862	$22,110	Q1-2014	- %	- %
Westport DC Bldg C	Salt Lake City	1	416	100%	22,015	25,500	Q2-2014	- %	- %
Chino DC	So. California	1	410	100%	33,179	36,384	Q2-2014	- %	- %
Beltway Crossing DC	Houston	2	209	100%	13,860	15,315	Q2-2014	18%	18%
Cajon DC	So. California	1	831	100%	55,981	62,752	Q3-2014	- %	- %

Total Development Portfolio		6	2,194	100%	$144,897	$162,061		2%	2%

Projects Under Development
Under Construction
Franklin Square II	Baltimore / D.C.	1	192	100%	$5,859	$13,933	Q4-2014		- %
Tamarac II	South Florida	1	104	100%	2,750	11,307	Q1-2015		- %
Tamarac III	South Florida	1	42	100%	1,386	5,089	Q1-2015		- %

Total Under Construction		3	338	100%	9,995	30,329			- %

Pre-Construction
Miami III	South Florida	1	102	100%	3,089	9,224			- %
Miami IV	South Florida	1	88	100%	2,648	8,148			- %
Leigh Valley III	Pennsylvania	1	106	100%	1,415	8,888			- %

Total Pre-Construction		3	296	100%	7,152	26,260			- %

Total Projects Under Development		6	634	100%	$17,147	$56,589			- %

Development Properties Transferred to Operating Portfolio During the Period
South Bay DC	So. California	1	266	100%	$34,916	$34,916	Q3-2013	- %	- %
Ontario Mills DC	So. California	1	520	100%	40,155	40,155	Q3-2013	- %	100%
Fairfield Blgs 2-4	New Jersey	3	321	100%	36,378	36,378	Q3-2013	60%	79%
Pine Brook Blgs B&C	New Jersey	2	225	100%	26,415	26,415	Q3-2013	19%	19%

		7	1,332	100%	$137,864	$137,864		18%	61%

(1)	Rentable square feet for pre-construction projects is projected and cannot be assured.
(2)	As of September 30, 2014.
(3)	The completion date represents the acquisition date, date of building shell completion or estimated date of shell completion.
(4)	The development portfolio includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet stabilized. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s completion or a building achieving 90% occupancy.

Third Quarter 2014 Supplemental Reporting Package	Page 12

Debt

Summary of Consolidated Debt

As of September 30, 2014, we had approximately $1.9 billion of consolidated indebtedness, which was comprised of borrowings under our lines of credit and term loans, and our mortgage note financings. Our consolidated debt had a weighted-average remaining term of approximately 5.1 years. Assuming the effects of the forward-starting interest rate swap agreements relating to the $300.0 million term loan, approximately 84% of our total debt was fixed and 16% of our total debt was variable as of September 30, 2014. The following is a summary of our consolidated debt as of September 30, 2014:

	Weighted-Average
	Stated Interest Rate as		Balance as of
($ in thousands)	of September 30, 2014	Maturity Date	September 30, 2014
Lines of credit	1.94%	August 2015 - January 2017	$308,000

Term loans(1)	2.13%	January 2018 - January 2019	500,000

Fixed-rate mortgage notes	4.25%	June 2015 - November 2024	1,128,817
Variable-rate mortgage note	2.15%	May 2015	9,080

Total / weighted-average mortgage notes	4.23%		1,137,897

Total / weighted-average consolidated debt	3.33%		$1,945,897

Fixed-rate debt	4.01%		68%
Variable-rate debt	1.86%		32%

Total / weighted-average(2)	3.33%		100%

Scheduled Principal Payments of Debt

As of September 30, 2014, the principal payments due on our consolidated debt during each of the next five years and thereafter were as follows:

($ in thousands)	Lines of Credit (3)	Term Loans	Mortgage Notes	Total
Remainder of 2014	$-	$-	$1,808	$1,808
2015	223,000	-	52,981	275,981
2016	-	-	20,040	20,040
2017	85,000	-	62,175	147,175
2018	-	200,000	169,418	369,418
Thereafter	-	300,000	826,556	1,126,556

Total principal payments	308,000	500,000	1,132,978	1,940,978
Unamortized premium on assumed debt	-	-	4,919	4,919

Total	$308,000	$500,000	$1,137,897	$1,945,897

(1)	Effective January 14, 2014, the interest rate for the $200.0 million term loan was fixed through the use of interest rate swaps at an all-in interest rate of 2.68% as of September 30, 2014. The forward-starting interest rate swap agreements relating to the $300.0 million term loan has an effective date of January 20, 2015 and will have an all-in interest rate ranging from 3.31% to 4.16%, depending on our consolidated leverage ratio at that time.
(2)	Assuming the effects of the forward-starting interest rate swap agreements relating to the $300.0 million term loan, our weighted-average interest rate would have been 3.6% as of September 30, 2014.
(3)	Both lines of credit may be extended pursuant to two one-year extension options, subject to certain conditions.

Third Quarter 2014 Supplemental Reporting Package	Page 13

Definitions

Annualized Base Rent. Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of September 30, 2014, multiplied by 12.

Adjusted EBITDA. Adjusted EBITDA represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, acquisition and strategic transaction costs, gains on business combinations, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures. We use Adjusted EBITDA to measure our operating performance to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
($ in thousands)	2014	2013	2014	2013
Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$(3,175)	$14,147	$12,431	$(10,982)
Interest expense	15,319	12,488	46,629	35,526
Proportionate share of interest expense from unconsolidated joint venture	9	954	26	2,848
Real estate-related depreciation and amortization	33,868	31,025	106,728	84,909
Proportionate share of real estate-related depreciation and amortization from unconsolidated joint ventures	-	1,310	9	4,468
Acquisition and strategic transaction costs	2,155	9,974	4,251	23,276
Gain on disposition of real estate properties	-	-	(24,471)	-
Gain on acquisition of joint venture	-	(26,481)	-	(26,481)
Proportionate share of acquisition costs from unconsolidated joint ventures	-	784	-	863
Share-based compensation expense	97	22	442	144

Adjusted EBITDA	$48,273	$44,223	$146,045	$114,571

Consolidated Portfolio. The consolidated portfolio excludes properties owned through our unconsolidated joint ventures.

Development Portfolio. The development portfolio includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s completion or a building achieving 90% occupancy.

Funds from Operations (“FFO”) and Company-Defined FFO. We believe that FFO and Company-defined FFO, in addition to net income (loss) and cash flows from operating activities as defined by GAAP, are useful supplemental performance measures that our management uses to evaluate our consolidated operating performance. However, these supplemental, non-GAAP measures should not be considered as an alternative to net income (loss) or to cash flows from operating activities as an indication of our performance and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. No single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity, and results of operations. In addition, other REITs may define FFO and similar measures differently and choose to treat acquisition and strategic transaction costs and potentially other accounting line items in a manner different from us due to specific differences in investment and operating strategy or for other reasons.

FFO. As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is a non-GAAP measure that excludes certain items such as real estate-related depreciation and amortization and gains or losses on sales of assets. We believe FFO is a meaningful supplemental measure of our operating performance that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. In addition, FFO adjusts for non-recurring gains or losses on the acquisition of certain joint venture properties. We use FFO as an indication of our consolidated operating performance and as a guide to making decisions about future investments.

Third Quarter 2014 Supplemental Reporting Package	Page 14

Definitions

Company-defined FFO. Similar to FFO, Company-defined FFO is a non-GAAP measure that excludes real estate-related depreciation and amortization and gains or losses on sales of assets, and also excludes non-recurring acquisition and strategic transaction costs (including acquisition fees paid to the Advisor), each of which are characterized as expenses in determining net loss under GAAP. Strategic transaction costs, which are costs incurred in connection with our exploration of potential strategic alternatives, represent non-recurring costs that make our operating results on an on-going basis less comparable and, as such, are excluded from Company-defined FFO. Acquisition and strategic transaction costs are paid in cash out of operational cash flow, additional debt, net proceeds from the sale of properties, or ancillary cash flows, and, as a result, such costs negatively impact our operating performance and cash flows from operating activities during the period they are incurred. As such, Company-defined FFO may not be a complete indicator of our operating performance, especially during periods in which properties are being acquired or strategic transaction costs are being incurred, and may not be a useful measure of the long-term operating performance of our properties if we do not continue to operate our business plan as disclosed.

Management does not include historical acquisition costs in its evaluation of future operating performance, as such costs are one-time costs related to the acquisition. In addition, management does not include strategic transaction costs in its evaluation of future operating performance as they represent one-time costs. We use Company-defined FFO to, among other things: (i) evaluate and compare the potential performance of the portfolio after the acquisition phase is complete, and (ii) evaluate potential performance to determine liquidity event strategies. We believe Company-defined FFO facilitates a comparison to other REITs that are not engaged in significant acquisition activity and have similar operating characteristics as us. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with the same performance metrics used by management in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net income (loss) or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any regulatory body has passed judgment on the acceptability of the adjustments used to calculate Company-defined FFO. In the future, the SEC, NAREIT, or a regulatory body may decide to standardize the allowable adjustments across the non-traded REIT industry at which point we may adjust our calculation and characterization of Company-defined FFO.

GAAP. Generally accepted accounting principles used in the United States.

Net Operating Income (“NOI”) and Cash NOI. We define (i) NOI as GAAP rental revenues less GAAP rental expenses and (ii) cash NOI as NOI (as previously defined), excluding non-cash amounts recorded for straight-line rents and the amortization of above and below market leases. We consider NOI and cash NOI to be appropriate supplemental performance measures. We believe NOI and cash NOI provide useful information to our investors regarding our financial condition and results of operations because NOI and cash NOI reflect the operating performance of our properties and exclude certain items that are not considered to be controllable in connection with the management of the properties, such as real estate-related depreciation and amortization, acquisition-related expenses, general and administrative expenses, and interest expense. However, NOI and cash NOI should not be viewed as alternative measures of our financial performance since NOI and cash NOI excludes such expenses, which could materially impact our results of operations. Further, our NOI and cash NOI may not be comparable to that of other real estate companies as they may use different methodologies for calculating NOI and cash NOI. Therefore, we believe net income (loss), as defined by GAAP, to be the most appropriate GAAP measure to evaluate our overall performance. Refer to the reconciliation below of our GAAP net income (loss) to NOI and cash NOI.

Third Quarter 2014 Supplemental Reporting Package	Page 15

Definitions

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
($ in thousands)	2014	2013	2014	2013
GAAP net (loss) income	$(3,175)	$14,147	$12,431	$(10,982)
Real estate-related depreciation and amortization	33,868	31,025	106,728	84,909
General and administrative expenses	1,467	1,661	5,151	5,114
Asset management fees	7,393	6,077	22,029	15,831
Acquisition and strategic transaction costs	2,155	9,974	4,251	23,276
Other (income) expenses	15,328	(14,629)	22,197	9,865

NOI	$57,036	$48,255	$172,787	$128,013

Straight-line rents	(3,197)	(5,377)	(12,247)	(11,307)
Amortization of above market leases, net	457	870	2,532	2,745

Cash NOI	$54,296	$43,748	$163,072	$119,451

Occupied Rate / Leased Rate. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.

Operating Portfolio. The operating portfolio includes stabilized properties.

Same Store Operating Properties. The same store portfolio includes operating properties owned for the entirety of both the current year period and prior year period for which the operations have been stabilized. Properties that do not meet the same store criteria are included in “other properties” in “Selected Financial Data” above. The same store operating portfolio for the three months ended September 30, 2014 and 2013 included 226 buildings owned as of July 1, 2013. The same store operating portfolio for the nine months ended September 30, 2014 and 2013 included 171 buildings owned as of January 1, 2013.

Third Quarter 2014 Supplemental Reporting Package	Page 16